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PRICING SUPPLEMENT NO. 5  DATED         Filed Pursuant to
OCTOBER 2, 1997 TO PROSPECTUS DATED     Rule 424(b)(5)
SEPTEMBER 17, 1997                      File No. 333-34087


                        CMS ENERGY CORPORATION

  General Term Notes (servicemark of J.W. Korth & Company), Series D
              Due 9 Months to 25 Years from date of issue

       Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated September 17, 1997.

Aggregate Principal Amount:
                                        $1,958,000.00
Original Issue Date (Settlement Date)   October 7, 1997
Stated Maturity Date:                   October 15, 2002
Issue Price to Public:                  100.00% of Principal Amount
Interest Rate:                          7.125% Per Annum
Interest Payment Dates:                 November 15 and monthly
                                        thereafter
                                        Commencing November 15, 1997
Survivor's Option:                      [ X ] Yes   [   ] No
Optional Redemption:                    [ X ] Yes   [   ] No
Initial Redemption Date:                October 15, 1999
Redemption Price:                       100%

       Agent                            Principal Amount of Notes
                                           Solicited by Agent

J. W. Korth & Company                   $1,958,000.00


                                          Per Note
                                        Sold by Agents
                                         To Public    Total

Issue Price:                            $1,000.00   $1,958,000.00
Agent's Discount or Commission:         $   16.00   $   31,328.00
Maximum Dealer's Discount or
  Selling Concession:                   $    3.00   $    5,874.00
Proceeds to the Company:                $  981.00   $1,920,798.00

CUSIP Number:   12589QUH7
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